Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                         For the Month of February 2000
                      Distribution Date of March 15, 2000
                            Servicer Certificate #29

Original Pool amount Initial Receivables               $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)          $91,466,751.20


Beginning Pool Balance                                 $163,285,457.55
Beginning Pool Factor                                        0.3265746

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $7,002,869.80
     Interest Collected                                  $1,262,534.07

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $140,780.70
Total Additional Deposits                                  $140,780.70

Repos / Chargeoffs                                       $1,242,061.84
Aggregate Number of Notes Charged Off                              165

Total Available Funds                                    $8,406,184.57

Ending Pool Balance                                    $155,040,525.91
Ending Pool Factor                                           0.3100845

Servicing Fee                                              $136,071.21

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,211,820.18
     Target Percentage                                          10.00%
     Target Balance                                     $15,504,052.59
     Minimum Balance                                     $9,999,887.79
     (Release) / Deposit                                         $0.00
     Ending Balance                                      $9,211,820.18

Current Weighted Average APR:                                   9.561%
Current Weighted Average Remaining Term (months):                26.64
Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days          $1,532,954.32     1,105
                                 31 - 60 days           $620,494.88       418
                                 60+  days              $373,347.77       132

     Total:                                           $2,526,796.97     1,140

     Balances:                   60+  days            $3,943,107.12       132

Memo Item - Reserve Account
     Prior Month                                      $9,999,887.79
+    Invest. Income                                      $43,326.78
+    Excess Serv.                                             $0.00
+    Transfer (to) / from Collections Account          ($831,394.39)
     Beginning Balance                                $9,211,820.18

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of February 2000

                                                                     NOTES
                                  (Money Market)
                                    TOTAL           CLASS A - 1      CLASS A - 2      CLASS A - 3     CLASS A - 4    CLASS B NOTES
                                 $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%           0.00%           96.50%            0.00%           3.50%
     Coupon                                                 5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance           $163,285,457.55
Ending Pool Balance              $155,040,525.91

Collected Principal                $7,002,869.80
Collected Interest                 $1,262,534.07
Charge - Offs                      $1,242,061.84
Liquidation Proceeds/Recoveries      $140,780.70
Servicing                            $136,071.21
Cash Transfer from Reserve Account   $831,394.39
Total Collections Available
  for Debt Service                 $9,101,507.75

Beginning Balance                $163,285,457.55            $0.00           $0.00    $8,070,466.56  $149,500,000.00   $5,714,990.99

Interest Due                         $856,576.11            $0.00           $0.00       $41,697.41      $784,875.00      $30,003.70
Interest Paid                        $856,576.11            $0.00           $0.00       $41,697.41      $784,875.00      $30,003.70
Principal Due                      $8,244,931.64            $0.00           $0.00    $7,956,359.03            $0.00     $288,572.61
Principal Paid                     $8,244,931.64            $0.00           $0.00    $7,956,359.03            $0.00     $288,572.60

Ending Balance                   $155,040,525.91            $0.00           $0.00      $114,107.53  $149,500,000.00   $5,426,418.39
Note / Certificate Pool Factor                             0.0000          0.0000           0.0009           1.0000          0.3101
   (Ending Balance / Original Pool Amount)
Total Distributions                $9,101,507.75            $0.00           $0.00    $7,998,056.44      $784,875.00     $318,576.30

Interest Shortfall                         $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                           $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance     $9,211,820.18
(Release) / Draw                           $0.00
Ending Reserve Acct Balance        $9,211,820.18

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of February 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  5                  4                  3                  2                 1
                               Oct-99             Nov-99             Dec-99             Jan-00            Feb-00
Beginning Pool Balance    $197,220,858.73    $186,675,132.54    $178,138,043.90    $170,247,528.68    $163,285,457.55

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             $383,560.70        $674,517.68        $273,685.09        $266,482.92      $1,242,061.84
    Recoveries                $316,372.50        $174,724.14        $413,418.81        $214,473.19        $140,780.70

Total Charged Off (Months 5, 4, 3)             $1,331,763.47
Total Recoveries (Months 3, 2, 1)                $768,672.70
Net Loss / (Recoveries) for 3 Mos                $563,090.77 (a)

Total Balance (Months 5, 4, 3)               $562,034,035.17 (b)

Loss Ratio Annualized  [(a/b) * (12)]               1.20226%

Trigger:  Is Ratio > 1.5%                                 No
                                                                     Dec-99             Jan-00            Feb-00

B)   Delinquency Trigger:                                         $2,718,709.21      $3,708,100.09      $3,943,107.12
     Balance delinquency 60+ days                                      1.52618%           2.17806%           2.41486%
     As % of Beginning Pool Balance                                    1.54052%           1.66957%           2.03970%
     Three Month Average

Trigger:  Is Average > 2.0%                              Yes

C)   Noteholders Percent Trigger:                    1.8424%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer